Exhibit 99.1

PEBBLEBROOK HOTEL TRUST REPORTS SECOND QUARTER 2024 RESULTS

Q2 FINANCIAL HIGHLIGHTS
▪Net income of $32.2 million
▪Same-Property Total RevPAR(1) increased by 2.5% vs. Q2 2023, with urban properties improving 3.4% and resort properties growing 0.6%
▪Same-Property EBITDA(1) of $117.2 million, up $9.6 million, or 8.9%, vs. Q2 2023
▪Adjusted EBITDAre(1) of $123.5 million, ahead by $7.2 million, or 6.2%, vs. Q2 2023
▪Adjusted FFO(1) per diluted share of $0.69, increasing 11.3% from Q2 2023

HOTEL OPERATING TRENDS
▪Both urban and resort occupancies grew in Q2. Urban Same-Property Occupancy increased 2.5 percentage points, with gains driven by San Diego, Chicago, Boston and Washington, D.C. Resort Same-Property Occupancy rose by 3.5 percentage points, bolstered by continued improvement in weekday demand from business transient and groups and weekend occupancy from leisure travelers.
▪Focused efforts to achieve operating cost efficiencies, coupled with reduced expense pressures and better-than-expected progress in realizing real estate tax reductions, resulted in a 0.1% year-over-year decline in Same-Property Total Expenses. This helped to improve Same-Property EBITDA margins by 182 basis points.

PORTFOLIO UPDATES & CAPITAL REPOSITIONINGS
▪Pebblebrooks’s multiyear comprehensive redevelopment and repositioning projects, totaling over $520 million, have been completed, positioning the Company to achieve significant revenue gains and cash flow improvements over the next several years.
▪LaPlaya Beach Resort & Club (“LaPlaya”) continues to ramp up its operating performance following its redevelopment and restoration after Hurricane Ian. In Q2, EBITDA reached $7.0 million. Additionally, $7.3 million of business interruption income was recorded, exceeding the Company’s Q2 Outlook by $3.3 million.
▪Le Méridien Delfina Santa Monica will be converted and rebranded to Hyatt Centric in mid-September 2024, becoming the first Hyatt-affiliated franchise in this highly desirable beachfront destination.

2024 OUTLOOK
▪Net loss: ($13.0) to ($4.0) million
▪Same-Property RevPAR(1) Growth Rate: +1.25% to +2.25% (midpoint down 125 bps)
▪Adjusted EBITDAre(1): $351.0 to $360.0 million (midpoint increased $9.0 million)
▪Adjusted FFO(1) per diluted share: $1.59 to $1.67 (midpoint increased $0.08)

(1) See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures used in the table above and elsewhere in this press release.

“
Second quarter demand was in line with our expectations, with healthy business group, transient and leisure boosting the urban markets, and strong weekday and weekend demand positively affecting our resort portfolio. Our recently redeveloped and repositioned properties – Estancia La Jolla Hotel & Spa, Skamania Lodge, Hilton Gaslamp San Diego Quarter, Margaritaville San Diego Gaslamp Quarter and Newport Harbor Island Resort – are performing well, ramping up successfully and gaining market share. Our bottom-line operating results exceeded our outlook primarily due to better-than-expected execution of operating efficiency initiatives, reduced expense pressures and slightly greater-than-expected savings from real estate tax reductions. Both our urban hotels and resorts grew Same-Property EBITDA during the second quarter, which is very encouraging.

‘For the remainder of the year, increasing geopolitical and economic uncertainties are likely to impact industry performance and operating results, prompting us to adopt a modestly more cautious outlook. While we are slightly lowering our revenue growth outlook for the year, we are raising our 2024 outlook for Hotel EBITDA, Adjusted EBITDAre, Adjusted FFO and AFFO/share. Although our overall group and transient pace remains ahead for the balance of the year compared with 2023, the margin of advantage has been narrowing. Business group and transient segments remain healthy. However, leisure consumers have become increasingly price-conscious, particularly within the lower-priced segments, and this trend is beginning to impact some higher-end segments. We were previously expecting overall ADR declines to ease in the second half of this year, but we now expect continued pressure throughout the remainder of the year. Despite this, luxury and upscale travelers have remained resilient, and we are on track for a successful summer season across our portfolio.”

-Jon E. Bortz, Chairman and Chief Executive Officer of Pebblebrook Hotel Trust

Second Quarter and Year-to-Date Highlights

	Second Quarter			Six Months Ended June 30,
Same-Property and Corporate Highlights	2024	2023	Var	2024	2023	Var
	($ in millions except RevPAR and per share data)

Net income (loss)	$32.2	$46.2	(30.2%)	$4.7	$24.1	(80.4%)
Same-Property RevPAR(1)	$234	$230	1.7%	$208	$205	1.6%
Same-Property Room Revenues(1)	$244.0	$239.7	1.8%	$435.6	$425.8	2.3%
Same-Property Total Revenues(1)	$372.8	$363.4	2.6%	$667.9	$651.4	2.5%
Same-Property Total Expenses(1)	$255.5	$255.7	(0.1%)	$490.9	$482.6	1.7%
Same-Property EBITDA(1)	$117.2	$107.7	8.9%	$177.0	$168.8	4.8%
Adjusted EBITDAre(1)	$123.5	$116.2	6.2%	$184.3	$177.0	4.1%
Adjusted FFO(1)	$83.8	$75.7	10.7%	$108.8	$98.1	10.9%
Adjusted FFO per diluted share(1)	$0.69	$0.62	11.3%	$0.90	$0.79	13.9%

	2024 Monthly Results
Same-Property Portfolio Highlights(2)	Jan	Feb	Mar	Apr	May	Jun
	($ in millions except ADR and RevPAR data)

Occupancy	51%	63%	70%	73%	76%	81%
ADR	$295	$294	$307	$303	$310	$302
RevPAR	$151	$184	$215	$220	$236	$244
Total Revenues	$84.8	$94.9	$115.4	$115.4	$129.8	$127.5
Total Revenues Growth Rate (‘24 vs. ‘23)	6%	3%	0%	(1%)	7%	2%
Hotel EBITDA	$8.1	$19.1	$32.5	$31.0	$47.3	$38.9

(1)See tables later in this press release for a description of Same-Property information and reconciliations from net income (loss) to non-GAAP financial measures, including Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”), EBITDA for Real Estate (“EBITDAre”), Adjusted EBITDAre, Funds from Operations (“FFO”), FFO per share, Adjusted FFO and Adjusted FFO per share.

Adjusted EBITDAre, Adjusted FFO and Adjusted FFO per share exclude the amortization of share-based compensation expense. Historical and comparable period results of such non-GAAP financial measures have been adjusted to reflect the exclusion.

(2)Includes information for all the hotels the Company owned as of June 30, 2024, except for the following:
■LaPlaya Beach Resort & Club is excluded from Jan - Jun
■Newport Harbor Island Resort is excluded from Jan - Jun

"Both our urban hotels and resorts demonstrated positive performance in the second quarter,” noted Mr. Bortz. “Year to date, our urban properties have improved occupancy by 2.4 percentage points and increased Same-Property EBITDA by 7.0% over the prior-year period. Meanwhile, our Resort Same-Property Occupancy increased by 3.5 percentage points for the quarter and 1.8 percentage points year to date, with Resort Same-Property EBITDA year to date increasing by 2.0% over last year.

‘We’re also very pleased with the tremendous progress our property teams and asset managers have made in delivering operating efficiency improvements across the portfolio. It has been a primary focus for our teams. Our Same-Property hotel operating expenses decreased by 0.1% versus Q2 2023, with costs per occupied room declining by 3.8%. Excluding property taxes and insurance, our hotel operating expenses rose by only 1.4%, while decreasing by 2.4% on a per occupied room basis. Generally, we have also experienced reduced operating cost pressures across the portfolio, which we expect will continue through the remainder of the year.”
Ramp up of LaPlaya Beach Resort & Club
Following the post-hurricane reconstruction completion and full reopening of LaPlaya in Naples, Florida earlier this year, the luxury resort's operating performance continues to improve rapidly. Year to date, LaPlaya has achieved $15.3 million in Hotel EBITDA, as compared to a loss of $3.7 million in the same period last year, and a positive $23.1 million in the same period of 2022, which was the resort’s best performing year prior to Hurricane Ian in September 2022. The property’s underlying performance is expected to continue to ramp up, and LaPlaya is fully poised to capitalize on the upcoming high-demand travel season in Naples, starting in the fourth quarter of 2024. As part of the Company’s increased 2024 outlook, LaPlaya is expected to contribute $24 million of EBITDA for the entire year, which represents a $2 million improvement from the Company’s prior expectations.

Regarding insurance claims, the Company expects all operational and physical disruptions to be covered under its business interruption (“BI”) and property insurance policies, net of deductibles. In Q2 2024, a preliminary settlement of $7.3 million for BI proceeds related to income losses from October 2023 through February 2024 was recorded, exceeding the Company’s Q2 outlook by $3.3 million. Year to date, the Company has recorded $11.3 million in BI income and forecasts an additional $2.7 million for the remainder of 2024, bringing the total expected BI income for 2024 to $14.0 million. This is $3.0 million more than previously expected. These projections are now incorporated into the Company’s 2024 Outlook. It is important to note that while business interruption proceeds will increase Adjusted EBITDAre and Adjusted FFO, they are not included in Same-Property Hotel EBITDA. As a reminder, LaPlaya’s operating performance is excluded from all same-property reporting results for 2024 and 2023.
Le Méridien Delfina Santa Monica to Convert to Hyatt Centric
The Company recently reached an agreement with Hyatt Hotels & Resorts (“Hyatt”) to reflag its existing 315-room Le Méridien Delfina Santa Monica as the Hyatt Centric Delfina Santa Monica in mid-September 2024. This exciting conversion will include an approximate $16.0 million property refresh, commencing in the fourth quarter of this year, with expected completion in the second quarter of 2025. Hyatt is providing key money, offsetting a meaningful portion of the property refresh.

“We are thrilled that our lifestyle-oriented Delfina Santa Monica hotel will become part of Hyatt Centric,” noted Mr. Bortz. “After evaluating many alternative options, we determined that converting to Hyatt Centric was the optimal choice for this unique lifestyle-oriented property. We were already planning a refresh, and the additional scope to meet Hyatt Centric standards was relatively minor. This will be the only Hyatt-branded hotel in the desirable and high barrier-to-entry beachside Santa Monica hotel market, which should be a tremendous benefit for the property.”
Capital Investments and Strategic Property Redevelopments
During the second quarter, the Company completed $28.7 million of capital investments throughout its portfolio, excluding capital expenditures related to the repair and rebuilding of LaPlaya. These investments relate to a number of the Company’s last remaining major property redevelopments, including:

▪The $50 million comprehensive redevelopment and transformation of Newport Harbor Island Resort into a luxury island resort, which fully launched on Memorial Day weekend;

▪the finalization of Estancia La Jolla Hotel & Spa's $26 million redevelopment and repositioning, which was completed in mid-April and included fully renovating public areas and extensive public area landscaping, adding a lobby bar and patio, outdoor meeting venues, an outdoor pool bar and grill and new cabanas, and upgrading the main ballroom and the Mustangs and Burros restaurant; and

▪the May completion of Skamania Lodge's $20 million phase 1 of its much larger master plan to expand and introduce alternative lodging accommodations, including the recent addition of two new 2-bedroom cabins, one new 3-bedroom villa, and five first-of-their-kind luxury glamping units. Other recent resort additions included a multi-million-dollar outdoor meeting and event venue adjacent to the resort’s new 18-hole putting course, three additional treehouses bringing the total number of treehouses to nine, and road and utility infrastructure for existing and future alternative accommodations.

With the completion of these investments, virtually all of the Company's properties have undergone recent major redevelopments or renovations. This marks a transition to a period of significantly reduced capital investments planned for the next few years. The Company continues to expect it will invest a total of $85 to $90 million in the portfolio in 2024, net of key money.
Balance Sheet and Liquidity
As of June 30, 2024, the Company had $111.2 million in cash, cash equivalents and restricted cash, plus $636.3 million of undrawn availability on its $650 million senior unsecured revolving credit facility. The Company’s current $2.2 billion of consolidated debt and convertible notes is well-structured, with an estimated effective weighted-average interest rate of 4.4% as of the beginning of the third quarter. 75% of the combined debt and convertible notes is fixed at an estimated effective weighted-average interest rate of 3.4%, while the remaining 25% is floating at an estimated weighted-average interest rate of 7.3%. In addition, approximately 91% of the Company’s outstanding debt is unsecured, and the weighted-average maturity of the Company’s debt is approximately 2.7 years. The Company has no meaningful debt maturities until Q4 2025.
Common and Preferred Dividends
On June 14, 2024, the Company declared a quarterly cash dividend of $0.01 per share on its common shares and a regular quarterly cash dividend for the following preferred shares of beneficial interest:
▪$0.39844 per 6.375% Series E Cumulative Redeemable Preferred Share;
▪$0.39375 per 6.3% Series F Cumulative Redeemable Preferred Share;
▪$0.39844 per 6.375% Series G Cumulative Redeemable Preferred Share; and
▪$0.35625 per 5.7% Series H Cumulative Redeemable Preferred Share.
Update on Curator Hotel & Resort Collection
Curator Hotel & Resort Collection (“Curator”) is a curated collection of experientially focused small brands and independent lifestyle hotels and resorts worldwide founded by Pebblebrook and several industry-leading independent lifestyle hotel operators. As of June 30, 2024, Curator had 97 member hotels and resorts and 117 master service agreements with preferred vendor partners. The master service agreements provide Curator member hotels with preferred pricing, enhanced operating terms, and early access to curated new technologies. Curator's mission is to support lifestyle hotels and resorts through its best-in-class operating agreements, services and technology, while helping properties amplify their independent brands and what makes them unique.
2024 Outlook
The Company's 2024 Outlook, which does not assume any acquisitions or dispositions, incorporates planned capital investments and key assumptions, including an estimated $14.0 million in business interruption proceeds and $24.0 million of Hotel EBITDA related to LaPlaya, which is incorporated into Adjusted EBITDAre and Adjusted FFO, but does not impact Same-Property Hotel EBITDA.

This forecast assumes stable travel conditions, unaffected by pandemics, major weather events, federal shutdowns, or deteriorating macro-economic factors.

	2024 Outlook		Variance to Prior Outlook
	As of 7/24/24		Var to 4/23/24
	($ in millions, except per share data)
	Low	High	Low	High
Net (loss)	($13.0)	($4.0)	$49.0	$43.0

Adjusted EBITDAre	$351.0	$360.0	$12.0	$6.0

Adjusted FFO	$193.5	$202.5	$13.0	$7.0
Adjusted FFO per diluted share	$1.59	$1.67	$0.10	$0.06

This 2024 Outlook is based, in part, on the following estimates and assumptions:

	2024 Outlook		Variance to Prior Outlook
	As of 7/24/24		Var to 4/23/24
	($ in millions)
	Low	High	Low	High
US Hotel Industry RevPAR Growth Rate	0.75%	1.75%	0.75%	(0.25%)
Same-Property RevPAR variance vs. 2023	1.25%	2.25%	(0.75%)	(1.75%)

Same-Property Total Revenue variance vs. 2023	2.4%	3.4%	(0.9%)	(1.4%)
Same-Property Total Expense variance vs. 2023	2.9%	3.4%	(1.8%)	(1.9%)

Same-Property Hotel EBITDA	$350.1	$359.1	$6.0	—
Same-Property Hotel EBITDA variance vs. 2023	0.8%	3.4%	1.7%	—

The Company’s Q3 2024 outlook is as follows:

	Q3 2024 Outlook
	Low	High
	($ in millions, except per share and RevPAR data)

Net income	$7.5	$12.5

Adjusted EBITDAre	$101.0	$106.0

Adjusted FFO	$59.5	$64.5
Adjusted FFO per diluted share	$0.49	$0.53

This Q3 2024 Outlook is based, in part, on the following estimates and assumptions:

Same-Property RevPAR	$238	$243
Same-Property RevPAR variance vs. Q3 2023	1.25%	3.25%

Same-Property Total Revenue variance vs. Q3 2023	1.7%	3.8%
Same-Property Total Expense variance vs. Q3 2023	3.9%	4.9%

Same-Property Hotel EBITDA	$108.0	$113.0
Same-Property Hotel EBITDA variance vs. Q3 2023	(3.5%)	1.0%

Second Quarter 2024 Earnings Call
The Company will conduct its quarterly analyst and investor conference call on Thursday, July 25, 2024, at 9:30 AM ET. Please dial (877) 407-3982 approximately ten minutes before the call begins to participate. A live webcast of the conference call will also be available through the Investor Relations section of www.pebblebrookhotels.com. To access the webcast, click on https://investor.pebblebrookhotels.com/news- and-events/webcasts/default.aspx ten minutes before the conference call. A replay of the conference call webcast will be archived and available online.

About Pebblebrook Hotel Trust
Pebblebrook Hotel Trust (NYSE: PEB) is a publicly traded real estate investment trust (“REIT”) and the largest owner of urban and resort lifestyle hotels and resorts in the United States. The Company owns 46 hotels and resorts, totaling approximately 12,000 guest rooms across 13 urban and resort markets. For more information, visit www.pebblebrookhotels.com and follow @PebblebrookPEB.

This press release contains certain “forward-looking statements” made pursuant to the safe harbor provisions of the Private Securities Reform Act of 1995. Forward-looking statements are generally identifiable by the use of forward-looking terminology such as “may,” “will,” “should,” “potential,” “intend,” “expect,” “seek,” “anticipate,” “estimate,” “approximately,” “believe,” “could,” “project,” “predict,” “forecast,” “continue,” “assume,” “plan,” references to “outlook” or other similar words or expressions. Forward-looking statements are based on certain assumptions and can include future expectations, future plans and strategies, financial and operating projections and forecasts and other forward-looking information and estimates. Examples of forward-looking statements include the following: descriptions of the Company’s plans or objectives for future capital investment projects, operations or services; forecasts of the Company’s future economic performance; forecasts of hotel industry performance; expectations of BI income; and descriptions of assumptions underlying or relating to any of the foregoing expectations including assumptions regarding the timing of their occurrence. These forward-looking statements are subject to various risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from such statements. These risks and uncertainties include, but are not limited to, the state of the U.S. economy and the supply of hotel properties, and other factors as are described in greater detail in the Company’s filings with the SEC, including, without limitation, the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.Unless legally required, the Company disclaims any obligation to update any forward-looking statements, whether as a result of new information, future events or otherwise.

For further information about the Company’s business and financial results, please refer to the "Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Risk Factors” sections of the Company’s filings with the U.S. Securities and Exchange Commission, including, but not limited to, its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, copies of which may be obtained at the Investor Relations section of the Company’s website at www.pebblebrookhotels.com.

All information in this press release is as of July 24, 2024. The Company undertakes no duty to update the statements in this press release to conform the statements to actual results or changes in the Company’s expectations.

###
Contacts:
Raymond D. Martz, Co-President and Chief Financial Officer, Pebblebrook Hotel Trust - (240) 507-1330
For additional information or to receive press releases via email, please visit www.pebblebrookhotels.com

Pebblebrook Hotel Trust
Consolidated Balance Sheets
($ in thousands, except share and per-share data)

	June 30, 2024	December 31, 2023
	(Unaudited)
ASSETS
Assets:
Investment in hotel properties, net	$5,442,903	$5,490,776
Cash and cash equivalents	101,689	183,747
Restricted cash	9,489	9,894
Hotel receivables (net of allowance for doubtful accounts of $343 and $689, respectively)	63,555	43,912
Prepaid expenses and other assets	86,716	96,644
Total assets	$5,704,352	$5,824,973

LIABILITIES AND EQUITY
Liabilities:
Unsecured revolving credit facilities	$—	$—
Unsecured term loans, net of unamortized deferred financing costs	1,262,552	1,375,004
Convertible senior notes, net of unamortized debt premium and discount and deferred financing costs	747,720	747,262
Senior unsecured notes, net of unamortized deferred financing costs	2,396	2,395
Mortgage loans, net of unamortized debt discount and deferred financing costs	194,533	195,140
Accounts payable, accrued expenses and other liabilities	238,429	238,644
Lease liabilities - operating leases	320,681	320,617
Deferred revenues	85,112	76,874
Accrued interest	6,637	6,830
Distribution payable	11,857	11,862
Total liabilities	2,869,917	2,974,628
Commitments and contingencies

Shareholders' Equity:
Preferred shares of beneficial interest, $0.01 par value (liquidation preference $690,000 at June 30, 2024 and December 31, 2023), 100,000,000 shares authorized; 27,600,000 shares issued and outstanding at June 30, 2024 and December 31, 2023	276	276
Common shares of beneficial interest, $0.01 par value, 500,000,000 shares authorized; 120,094,380 shares issued and outstanding at June 30, 2024 and 120,191,349 shares issued and outstanding at December 31, 2023	1,201	1,202
Additional paid-in capital	4,077,360	4,078,912
Accumulated other comprehensive income (loss)	29,281	24,374
Distributions in excess of retained earnings	(1,362,359)	(1,341,264)
Total shareholders' equity	2,745,759	2,763,500
Non-controlling interests	88,676	86,845
Total equity	2,834,435	2,850,345
Total liabilities and equity	$5,704,352	$5,824,973

Pebblebrook Hotel Trust
Consolidated Statements of Operations
($ in thousands, except share and per-share data)
(Unaudited)
	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Revenues:
Room	$253,778	$250,934	$451,878	$447,308
Food and beverage	101,520	93,748	182,615	169,511
Other operating	41,812	39,661	76,686	73,243
Total revenues	$397,110	$384,343	$711,179	$690,062

Expenses:
Hotel operating expenses:
Room	$65,003	$64,690	$120,026	$121,114
Food and beverage	70,921	68,985	131,935	127,657
Other direct and indirect	111,733	112,354	211,752	211,568
Total hotel operating expenses	247,657	246,029	463,713	460,339
Depreciation and amortization	57,296	57,957	114,505	116,326
Real estate taxes, personal property taxes, property insurance, and ground rent	25,002	29,571	57,407	58,475
General and administrative	11,946	11,202	24,123	21,190
(Gain) loss on sale of hotel properties	—	(23,584)	—	(30,219)
Business interruption insurance income	(7,301)	(14,015)	(11,281)	(22,104)
Other operating expenses	1,539	2,377	3,120	6,047
Total operating expenses	336,139	309,537	651,587	610,054
Operating income (loss)	60,971	74,806	59,592	80,008
Interest expense	(27,939)	(29,544)	(54,360)	(56,974)
Other	217	952	543	1,135
Income (loss) before income taxes	33,249	46,214	5,775	24,169
Income tax (expense) benefit	(1,010)	(31)	(1,056)	(31)
Net income (loss)	32,239	46,183	4,719	24,138
Net income (loss) attributable to non-controlling interests	1,303	1,458	2,133	2,341
Net income (loss) attributable to the Company	30,936	44,725	2,586	21,797
Distributions to preferred shareholders	(10,632)	(10,987)	(21,263)	(21,975)
Net income (loss) attributable to common shareholders	$20,304	$33,738	$(18,677)	$(178)

Net income (loss) per share available to common shareholders, basic	$0.17	$0.27	$(0.16)	$—
Net income (loss) per share available to common shareholders, diluted	$0.16	$0.24	$(0.16)	$—

Weighted-average number of common shares, basic	120,094,380	121,696,400	120,089,803	123,581,926
Weighted-average number of common shares, diluted	149,744,864	151,238,955	120,089,803	123,581,926

Considerations Regarding Non-GAAP Financial Measures
This press release includes certain non-GAAP financial measures. These measures are not in accordance with, or an alternative to, measures prepared in accordance with GAAP and may be different from similarly titled non-GAAP financial measures used by other companies. In addition, these non-GAAP financial measures are not based on any comprehensive set of accounting rules or principles. Non-GAAP financial measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations determined in accordance with GAAP.

Funds from Operations (“FFO”) - FFO represents net income (computed in accordance with GAAP), excluding gains or losses from sales of properties, plus real estate-related depreciation and amortization and after adjustments for unconsolidated partnerships. The Company considers FFO a useful measure of performance for an equity REIT because it facilitates an understanding of the Company's operating performance without giving effect to real estate depreciation and amortization, which assume that the value of real estate assets diminishes predictably over time. Since real estate values have historically risen or fallen with market conditions, the Company believes that FFO provides a meaningful indication of its performance. The Company also considers FFO an appropriate performance measure given its wide use by investors and analysts. The Company computes FFO in accordance with standards established by the Board of Governors of Nareit in its March 1995 White Paper (as amended in November 1999 and April 2002), which may differ from the methodology for calculating FFO utilized by other equity REITs and, accordingly, may not be comparable to that of other REITs. Further, FFO does not represent amounts available for management’s discretionary use because of needed capital replacement or expansion, debt service obligations or other commitments and uncertainties, nor is it indicative of funds available to fund the Company’s cash needs, including its ability to make distributions. The Company presents FFO per diluted share calculations that are based on the outstanding dilutive common shares plus the outstanding Operating Partnership units for the periods presented.

Earnings before Interest, Taxes, and Depreciation and Amortization ("EBITDA") - The Company believes that EBITDA provides investors a useful financial measure to evaluate its operating performance, excluding the impact of our capital structure (primarily interest expense) and our asset base (primarily depreciation and amortization).

Earnings before Interest, Taxes, and Depreciation and Amortization for Real Estate ("EBITDAre") - The Company believes that EBITDAre provides investors a useful financial measure to evaluate its operating performance, and the Company presents EBITDAre in accordance with Nareit guidelines, as defined in its September 2017 white paper "Earnings Before Interest, Taxes, Depreciation and Amortization for Real Estate." EBITDAre adjusts EBITDA for the following items, which may occur in any period, and refers to these measures as Adjusted EBITDAre: (1) gains or losses on the disposition of depreciated property, including gains or losses on change of control; (2) impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate; and (3) adjustments to reflect the entity's share of EBITDAre of unconsolidated affiliates.

The Company also evaluates its performance by reviewing Adjusted FFO and Adjusted EBITDAre because it believes that adjusting FFO to exclude certain recurring and non-recurring items described below provides useful supplemental information regarding the Company's ongoing operating performance and that the presentation of Adjusted FFO and Adjusted EBITDAre, when combined with the primary GAAP presentation of net income (loss), more completely describes the Company's operating performance. The Company adjusts FFO available to common share and unit holders for the following items, which may occur in any period, and refers to this measure as Adjusted FFO and Adjusted EBITDAre:

- Transaction costs: The Company excludes transaction costs expensed during the period because it believes that including these costs in FFO does not reflect the underlying financial performance of the Company and its hotels.
- Non-cash ground rent: The Company excludes the non-cash ground rent expense, which is primarily made up of the straight-line rent impact from a ground lease.
- Management/franchise contract transition costs: The Company excludes one-time management and/or franchise contract transition costs expensed during the period because it believes that including these costs in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company and its hotels.
- Interest expense adjustment for acquired liabilities: The Company excludes interest expense adjustment for acquired liabilities assumed in connection with acquisitions, because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Finance lease adjustment: The Company excludes the effect of non-cash interest expense from finance leases because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Non-cash amortization of acquired intangibles: The Company excludes the non-cash amortization of acquired intangibles, which includes but is not limited to the amortization of favorable and unfavorable leases or management agreements and above/below market real estate tax reduction agreements because it believes that including these non-cash adjustments in FFO and Adjusted EBITDAre does not reflect the underlying financial performance of the Company.
- Non-cash interest expense, one-time operation suspension expenses, early extinguishment of debt, amortization of share-based compensation expense, issuance costs of redeemed preferred shares, and hurricane-related repairs costs: The Company excludes these items because the Company believes that including these adjustments in FFO does not reflect the underlying financial performance of the Company and its hotels.
- One-time operation suspension expenses, amortization of share-based compensation expense, and hurricane-related costs: The Company excludes these items because it believes that including these costs in EBITDAre does not reflect the underlying financial performance of the Company and its hotels.

The Company presents weighted-average number of basic and fully diluted common shares and units by excluding the dilutive effect of shares issuable upon conversion of convertible debt.

The Company’s presentation of FFO and Adjusted EBITDAre as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity. The Company’s presentation of EBITDAre, and as adjusted by the Company, should not be considered as an alternative to net income (computed in accordance with GAAP) as an indicator of the Company’s financial performance or to cash flow from operating activities (computed in accordance with GAAP) as an indicator of its liquidity.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to FFO and Adjusted FFO
($ in thousands, except share and per-share data)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Net income (loss)	$32,239	$46,183	$4,719	$24,138
Adjustments:
Real estate depreciation and amortization	57,215	57,871	114,341	116,155
Gain on sale of hotel properties	—	(23,584)	—	(30,219)
Impairment loss	—	—	—	—
FFO	$89,454	$80,470	$119,060	$110,074
Distribution to preferred shareholders and unit holders	(11,796)	(12,151)	(23,591)	(24,303)
Issuance costs of redeemed preferred shares	—	—	—	—
FFO available to common share and unit holders	$77,658	$68,319	$95,469	$85,771
Transaction costs	40	257	44	310
Non-cash ground rent	1,872	1,905	3,745	3,811
Management/franchise contract transition costs	—	99	44	211
Interest expense adjustment for acquired liabilities	368	543	631	1,084
Finance lease adjustment	747	736	1,492	1,470
Non-cash amortization of acquired intangibles	(481)	(482)	(963)	(4,531)
Early extinguishment of debt	—	—	1,534	—
Amortization of share-based compensation expense	3,523	3,032	6,583	5,911
Issuance costs of redeemed preferred shares	—	—	—	—
Hurricane-related costs	33	1,282	183	4,067
Adjusted FFO available to common share and unit holders	$83,760	$75,691	$108,762	$98,104

FFO per common share - basic	$0.64	$0.56	$0.79	$0.69
FFO per common share - diluted	$0.64	$0.56	$0.79	$0.69
Adjusted FFO per common share - basic	$0.69	$0.62	$0.90	$0.79
Adjusted FFO per common share - diluted	$0.69	$0.62	$0.90	$0.79

Weighted-average number of basic common shares and units	121,105,508	122,704,780	121,100,931	124,590,306
Weighted-average number of fully diluted common shares and units	121,314,817	122,806,160	121,494,964	124,590,306

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Net income (loss)	$32,239	$46,183	$4,719	$24,138
Adjustments:
Interest expense	27,939	29,544	54,360	56,974
Income tax expense (benefit)	1,010	31	1,056	31
Depreciation and amortization	57,296	57,957	114,505	116,326
EBITDA	$118,484	$133,715	$174,640	$197,469
Gain on sale of hotel properties	—	(23,584)	—	(30,219)
Impairment loss	—	—	—	—
EBITDAre	$118,484	$110,131	$174,640	$167,250
Transaction costs	40	257	44	310
Non-cash ground rent	1,872	1,905	3,745	3,811
Management/franchise contract transition costs	—	99	44	211
Non-cash amortization of acquired intangibles	(481)	(482)	(963)	(4,531)
Amortization of share-based compensation expense	3,523	3,032	6,583	5,911
Hurricane-related costs	33	1,282	183	4,067
Adjusted EBITDAre	$123,471	$116,224	$184,276	$177,029

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q3 2024 and Full Year 2024 Outlook Net Income (Loss) to FFO and Adjusted FFO
($ in millions, except per share data)
(Unaudited)

	Three months ending September 30, 2024		Year ending December 31, 2024
	Low	High	Low	High

Net income (loss)	$8	$13	$(13)	$(4)
Adjustments:
Real estate depreciation and amortization	57	57	227	227
(Gain) loss on sale of hotel properties	—	—	—	—
Impairment loss	—	—	—	—
FFO	$65	$70	$214	$223
Distribution to preferred shareholders and unit holders	(12)	(12)	(47)	(47)
FFO available to common share and unit holders	$53	$58	$167	$176
Non-cash ground rent	2	2	8	8
Amortization of share-based compensation expense	4	4	14	14
Other	1	1	5	5
Adjusted FFO available to common share and unit holders	$60	$65	$194	$203

FFO per common share - diluted	$0.44	$0.48	$1.37	$1.45
Adjusted FFO per common share - diluted	$0.49	$0.53	$1.59	$1.67

Weighted-average number of fully diluted common shares and units	121.5	121.5	121.5	121.5

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Reconciliation of Q3 2024 and Full Year 2024 Outlook Net Income (Loss) to EBITDA, EBITDAre and Adjusted EBITDAre
($ in millions)
(Unaudited)

	Three months ending September 30, 2024		Year ending December 31, 2024
	Low	High	Low	High

Net income (loss)	$8	$13	$(13)	$(4)
Adjustments:
Interest expense and income tax expense	30	30	115	115
Depreciation and amortization	57	57	227	227
EBITDA	$95	$100	$329	$338
(Gain) loss on sale of hotel properties	—	—	—	—
Impairment loss	—	—	—	—
EBITDAre	$95	$100	$329	$338
Non-cash ground rent	2	2	8	8
Amortization of share-based compensation expense	4	4	14	14
Other	—	—	—	—
Adjusted EBITDAre	$101	$106	$351	$360

See “Considerations Regarding Non-GAAP Financial Measures” of this press release for important considerations regarding our use of non-GAAP financial measures. Any differences are a result of rounding.

Pebblebrook Hotel Trust
Same-Property Statistical Data
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Same-Property Occupancy	76.6%	73.8%	68.9%	66.6%
2024 vs. 2023 Increase/(Decrease)	3.8%		3.5%

Same-Property ADR	$304.94	$311.03	$302.45	$307.88
2024 vs. 2023 Increase/(Decrease)	(2.0%)		(1.8%)

Same-Property RevPAR	$233.51	$229.56	$208.46	$205.11
2024 vs. 2023 Increase/(Decrease)	1.7%		1.6%

Same-Property Total RevPAR	$356.72	$348.04	$319.64	$313.74
2024 vs. 2023 Increase/(Decrease)	2.5%		1.9%

Notes:
For the three months ended June 30, 2024 and 2023, the above table of hotel operating statistics includes information from all hotels owned as of June 30, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded due to its redevelopment.

For the six months ended June 30, 2024 and 2023, the above table of hotel operating statistics includes information from all hotels owned as of June 30, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q1 and Q2 due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded from Q1 and Q2 due to its redevelopment.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Same-Property Statistical Data - by Market
(Unaudited)

	Three months ended June 30,	Six months ended June 30,
	2024	2024
Same-Property RevPAR variance to 2023:
Other Resort Markets	14.4%	2.9%
San Diego	10.5%	10.2%
Boston	5.2%	5.2%
Washington DC	4.0%	5.0%
Chicago	0.4%	(1.0%)
Los Angeles	(3.3%)	(1.3%)
San Francisco	(4.1%)	(0.6%)
Southern Florida/Georgia	(5.0%)	(4.6%)
Portland	(21.8%)	(24.0%)

Urban	2.6%	3.4%
Resorts	(0.7%)	(2.6%)
Notes:
For the three months ended June 30, 2024, the above table of hotel operating statistics includes information from all hotels owned as of June 30, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded due to its redevelopment.

For the six months ended June 30, 2024, the above table of hotel operating statistics includes information from all hotels owned as of June 30, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q1 and Q2 due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded from Q1 and Q2 due to its redevelopment.

Other Resort Markets includes: Columbia River Gorge, WA and Santa Cruz, CA.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Hotel Operational Data
Schedule of Same-Property Results
($ in thousands)
(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2024	2023	2024	2023

Same-Property Revenues:
Room	$244,016	$239,675	$435,571	$425,849
Food and beverage	92,234	88,471	165,383	160,949
Other	36,521	35,230	66,938	64,599
Total hotel revenues	372,771	363,376	667,892	651,397

Same-Property Expenses:
Room	$62,932	$61,518	$117,075	$114,289
Food and beverage	65,102	63,613	121,534	118,417
Other direct	8,058	8,342	15,170	15,846
General and administrative	29,646	29,128	55,960	55,209
Information and telecommunication systems	5,100	5,029	10,119	9,927
Sales and marketing	27,387	26,682	52,121	50,174
Management fees	10,972	10,716	18,831	18,742
Property operations and maintenance	13,113	13,175	25,562	25,436
Energy and utilities	10,451	9,256	20,392	18,997
Property taxes	8,547	13,692	25,856	28,933
Other fixed expenses	14,219	14,561	28,247	26,585
Total hotel expenses	255,527	255,712	490,867	482,555

Same-Property EBITDA	$117,244	$107,664	$177,025	$168,842

Same-Property EBITDA Margin	31.5%	29.6%	26.5%	25.9%

Notes:
For the three months ended June 30, 2024 and 2023, the above table of hotel operating statistics includes information from all hotels owned as of June 30, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded due to its redevelopment.

For the six months ended June 30, 2024 and 2023, the above table of hotel operating statistics includes information from all hotels owned as of June 30, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded from Q1 and Q2 due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded from Q1 and Q2 due to its redevelopment.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
Historical Operating Data
($ in millions except ADR and RevPAR data)
(Unaudited)

Historical Operating Data:

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2019	2019	2019	2019	2019

Occupancy	74%	86%	86%	77%	81%
ADR	$251	$275	$272	$250	$263
RevPAR	$186	$236	$234	$192	$212

Hotel Revenues	$294.3	$375.5	$372.5	$318.8	$1,361.0
Hotel EBITDA	$74.2	$132.7	$126.5	$84.9	$418.3
Hotel EBITDA Margin	25.2%	35.3%	34.0%	26.6%	30.7%

	First Quarter	Second Quarter	Third Quarter	Fourth Quarter	Full Year
	2023	2023	2023	2023	2023

Occupancy	59%	73%	75%	64%	68%
ADR	$303	$312	$312	$296	$306
RevPAR	$177	$229	$235	$188	$208

Hotel Revenues	$290.2	$372.1	$383.0	$320.3	$1,365.7
Hotel EBITDA	$59.1	$110.5	$111.9	$67.7	$349.1
Hotel EBITDA Margin	20.4%	29.7%	29.2%	21.1%	25.6%

	First Quarter	Second Quarter
	2024	2024

Occupancy	60%	76%
ADR	$299	$306
RevPAR	$179	$232

Hotel Revenues	$295.1	$380.5
Hotel EBITDA	$58.4	$118.9
Hotel EBITDA Margin	19.8%	31.2%

Notes:
These historical hotel operating results include information for all of the hotels the Company owned as of June 30, 2024, as if they were owned as of January 1, 2019, except for LaPlaya Beach Resort & Club which is excluded from all time periods due to its closure following Hurricane Ian. These historical operating results include periods prior to the Company's ownership of the hotels. The information above does not reflect the Company's corporate general and administrative expense, interest expense, property acquisition costs, depreciation and amortization, taxes and other expenses.

These hotel results for the respective periods may include information reflecting operational performance prior to the Company's ownership of the hotels. Any differences are a result of rounding.

The information above has not been audited and is presented only for comparison purposes.

Pebblebrook Hotel Trust
2024 Same-Property Inclusion Reference Table

Hotels	Q1	Q2	Q3	Q4

LaPlaya Beach Resort & Club
Newport Harbor Island Resort			X

Notes:
A property marked with an "X" in a specific quarter denotes that the same-property operating results of that property are included in the Same-Property Statistical Data and in the Schedule of Same-Property Results.

The Company's estimates and assumptions for 2024 Same-Property RevPAR, RevPAR Growth, Total Revenue Growth, Total Expense Growth, Hotel EBITDA and Hotel EBITDA growth include all of the hotels the Company owned as of June 30, 2024, except for the following:
  • LaPlaya Beach Resort & Club is excluded from all quarters due to its closure following Hurricane Ian.
  • Newport Harbor Island Resort is excluded from Q1, Q2 and Q4 due to its redevelopment.

Operating statistics and financial results may include periods prior to the Company's ownership of the hotels.